SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to
Section 13 or 15(d) of
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 30, 2004

APPLIED EXTRUSION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19188	51-0295865
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15 Read’s Way New Castle, Delaware 19720
(Address of principal executive offices, including zip code)

(302) 326-5500
(Registrant’s telephone number, including area code)

Item 5.             OTHER EVENTS

On July 30, 2004, Applied Extrusion Technologies, Inc. (the “Company”) issued a press release announcing that it had amended its credit facility with General Electric Capital Corporation that will expire on October 3, 2008.  This amendment waives any event of default arising under its current credit facility with respect to the non-payment of interest on its senior notes through September 1, 2004, which date may be extended by the lenders.  Additionally, the Company reached an agreement in principle with six bondholders holding over 70% in aggregate outstanding principal amount of the Company’s 10¾% senior notes to recapitalize the senior notes.  A copy of the Fourth Amendment to Credit Agreement dated as of July 30, 2004 is attached hereto as Exhibit 10.1.  A copy of the press release dated July 30, 2004 is attached as Exhibit 99.1 hereto and such exhibits are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED EXTRUSION TECHNOLOGIES, INC.

	By:	/s/ BRIAN P. CRESCENZO
		Name:	Brian P. Crescenzo
		Title:	Vice President, Secretary and Chief Financial Officer

Date: August 6, 2004

EXHIBIT INDEX

Exhibit 10.1	Fourth Amendment to Credit Agreement between Applied Extrusion Technologies, Inc. and General Electric Capital Corporation dated July 30, 2004.

Exhibit 99.1	Press Release dated July 30, 2004.